EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
FNBH Bancorp, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-46244) on Form S-8 of FNBH Bancorp, Inc. and subsidiaries of our report dated January 16, 2004, relating to the consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for the year ended December 31, 2003, which report appears in the December 31, 2005, annual report on Form 10-K of FNBH Bancorp, Inc. and subsidiaries.
/s/KPMG LLP
Detroit, Michigan
March 3, 2006

64